NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THEY ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                          UNIVERSAL DISPLAY CORPORATION

                                     WARRANT
                                     -------

Warrant No. C-2                                           Dated: August 22, 2001

         Universal Display Corporation, a Pennsylvania corporation (the "Company"), hereby certifies that, for value received, Pine Ridge Financial, Inc. or its registered assigns (the "Holder"), is entitled to purchase from the Company up to a total of 214,746 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares") at an exercise price equal to $15.24 per share (as adjusted from time to time as provided in Section 9, the "Exercise Price"), at any time and from time to time from and after the date hereof and through and including August 22, 2006 (the "Expiration Date"), and subject to the following terms and conditions.

         1. Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of August 22, 2001, among the Company and the Purchasers identified therein (the "Purchase Agreement").

         2. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "Warrant Register"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         3. Registration of Transfers. Subject to Section 12 hereof, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         4.       Exercise and Duration of Warrants.

                  (a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the Closing Price on the Expiration Date is greater than 102% of the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a "cashless exercise" basis at 6:30 P.M. New York City time on the Expiration Date.

                  (b) Subject to Section 12 hereof, a Holder may exercise this Warrant by delivering to the Company (i) an Exercise Notice, in the form attached hereto, appropriately completed and duly signed; (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a "cashless exercise" if so indicated in the Exercise Notice); and (iii) this Warrant (or a New Warrant, as described in Section 5(b)), unless the Holder is awaiting receipt of a New Warrant from the Company pursuant to another provision hereof. The date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an "Exercise Date".

         5.       Delivery of Warrant Shares.

                  (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than four Trading Days after the Exercise Date (the "Delivery Date")) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

                  (b) This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

                  (c) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.

                  (d) If the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 5 by the Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after the Delivery Date until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other provision hereof or under applicable law.

                  (e) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to this Section 5 by the Delivery Date, and if after such Delivery Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall pay in cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the lesser of (A) the aggregate number of shares of Common Stock that such Holder anticipated receiving from the conversion at issue or (B) the number of shares of Common Stock so purchased, multiplied by (2) the Exercise Price of the Common Stock on the applicable Exercise Date, in which event the number of shares of Common Stock that would have been issued had the Company timely complied with its delivery requirements shall not be so issued. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In in connection with an attempted exercise of this Warrant with respect to which the Exercise Price of the Underlying Shares on the applicable Exercise Date multiplied by the number of Underlying Shares was equal to $2,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $9,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

            (f) The provisions of Sections 5(d) and 5(e) shall not apply to an exercise under Section 4(a).

         6. Charges, Taxes and Expenses. Except as otherwise provided in this
Section 6, issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         7. Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

         8. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         9. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

            (a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

            (b) Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case,

"Distributed Property"), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be such Exercise Price and of which the numerator shall be such Exercise Price less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company (an "Appraiser"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser.

                  (c) Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control and if upon the happening of such Change of Control (A) the Company or its successors is not traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, or (B) the Company or its successor, as the case may be, for the 90 day period prior thereto (1) had an average daily trading volume of its common stock of less than 100,000 shares or (2) had an average daily Closing Price of its common stock of less than $10 per share, then at the request of the Holder delivered before the 90th day after such

Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

                  (d)      Subsequent Equity Sales.

                           (i) If, at any time while this Warrant is outstanding, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "Common Stock Equivalents" and together with Common Stock hereinafter called the "CS Securities") at an effective price per share of Common Stock (the "Effective Price") less than the Exercise Price, then the Exercise Price shall be reduced to equal the product of (A) the Exercise Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents times (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which the aggregate Effective Price of the Common Stock issued (or deemed to be issued) would purchase at the Exercise Price, and the denominator of which is the aggregate number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance. For purposes of the foregoing adjustment, in connection with any issuance of any Common Stock Equivalents, (x) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (y) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number, and (z) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. However, upon termination or expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment to the Exercise Price pursuant to this paragraph, the Exercise Price shall be recomputed to equal the price it would have been had the adjustments in this paragraph been made, at the time of issuance of such Common Stock Equivalents, only with respect to that number of shares of the Common Stock actually issued upon conversion, exercise or exchange of such Common Stock Equivalents and at the Effective Prices actually paid in connection therewith.

                           (ii) If, at any time while this Warrant is outstanding, the Company or any Subsidiary has outstanding any Common Stock Equivalents with an Effective Price that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "Floating Price Security"), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Effective Price will be determined separately on each

         Exercise Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock on such Exercise Date (regardless of whether any such holder actually acquires any shares on such date).

                           (iii) Notwithstanding the foregoing, no adjustment will be made under this Section 9(d) in respect of (a) any grant of options to employees, officers, directors or consultants of the Company pursuant to any stock option plan duly adopted by the Company's board of directors (provided, that the number of shares of Common Stock which are the subject of any such plan may not exceed 2,800,000, subject to annual increases of up to 40% of the number of shares authorized under such plans during the immediately preceding year), (b) in respect of the issuance of CS Securities upon exercise of any such options, (c) the issuance of CS Securities under the PPG Agreement or the Motorola Agreement, (d) up to 1,000,000 CS Securities issued in connection with any contractual strategic alliances approved by the Company's Board of Directors, (e) the issuance of any CS Securities representing or convertible into up to 50,000 shares of Common Stock in any single transaction; provided that this subsection (e) shall only apply to the first 50,000 shares in the aggregate issued in any consecutive 12 month period and 150,000 in the aggregate, (f) CS Securities issued or issuable pursuant to the Notes, Preferred Stock, Warrants or any other Transaction Document or pursuant to the anti-dilution provisions thereof, (g) any CS Securities issuable upon the exercise of, or pursuant to the anti-dilution provisions contained within, any options, restricted stock awards, preferred stock or warrants outstanding on the date hereof (but not to the extent amended hereafter) all of which are set forth on Schedule 1 hereto, or (h) any Common Stock issued upon the conversion of exercise of any Common Stock Equivalents outstanding as of the date hereof (but not to the extent amended hereafter) all of which are set forth on Schedule 2 hereto.

                  (e) Special Adjustment. Notwithstanding anything to the contrary that may be contained herein, if at any time on or after the date hereof, the Holder has pursuant to the Notes converted in excess of $1,500,000 of principal amount of such Notes on account of the Company having delivered a "Company Conversion Notice" pursuant to such Note, then upon each such conversion in excess of $1,500,000 (a "Subsequent Conversion") the Exercise Price shall be reduced (but not increased) to 110% of the Conversion Price in effect for each such Subsequent Conversion.

                  (f) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a) or (b) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased, as the case may be, proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (g) Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company; provided, however, the provisions of this Section 9 shall apply to any sale, issuance, distribution or disposition of any such shares by the Company.

             (h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

             (i) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company; then in each case, the Company shall on the earlier of the day on which the Company (A) publicly announces such proposed action, or (B) notifies its shareholders of such proposed action deliver to the Holder a notice describing the material terms and conditions of such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

             (j) Exception. Notwithstanding anything contained to the contrary in Section 9(d), in the event, and only in the event, an Event of Default under
Section 4(a)(viii) of the Notes has occurred, and no other Event of Default (as defined in the Notes) has occurred, then Section 9(d) hereof shall only apply to the extent sales of CS Securities by the Company exceed $15 million in the aggregate.

         10. Payment of Exercise Price. The Holder shall pay the Exercise Price in one of the following manners:

             (a) Cash Exercise. The Holder may deliver immediately available funds; or

             (b) Cashless Exercise. The Holder may satisfy its obligation to pay the Exercise Price through a "cashless exercise," in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                            X = Y [(A-B)/A]
             where:
                            X = the number of Warrant Shares to be issued to the Holder.

                            Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                            A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

                            B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

         11. Limitation on Exercise. (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of Warrant Shares requested in such Exercise Notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

                 (b) Notwithstanding anything to the contrary contained herein, this Warrant may not be exercised to the extent such exercise would result in the Holder, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of this Warrant after application of this Section. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of an exercise hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 9.999% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section 11(b) will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section 11(b) applies, the determination of the extent to which this Warrant is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered an Exercise Notice for a number of Warrant Shares that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the Exercise Notice to the extent of the maximum number of Warrant Shares permitted to be purchased at such Exercise Date pursuant to the provisions of this Section 11(b).

         12. Exercise or Transfer Without Registration. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the shares of Common Stock issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel that is reasonably acceptable to the Company to the effect that such exercise, transfer or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

         13. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the Company shall pay an amount in cash equal to the average of the Closing Prices of the Common Stock for the five Trading Days immediately prior to (but not including) the Exercise Date multiplied by such fraction; provided that, unless the Holder requests otherwise, no payment shall be required pursuant to this sentence until the aggregate amount payable exceeds $1,000, at which time all previously deferred payments shall be made.

         14. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day or (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service. The addresses for such communications shall be: (i) if to the Company, to 375 Phillips Boulevard, Ewing, New Jersey 08618;

facsimile: (609) 671-0995; attention Sidney Rosenblatt, Chief Financial Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         15. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         16.      Miscellaneous.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder.

                  (b) The corporate laws of the Commonwealth of Pennsylvania shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  (e) This Warrant shall not entitle the Holder to any voting or other rights as a stockholder of the Company, except to the extent the Holder has purchased any Warrant Shares.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                          UNIVERSAL DISPLAY CORPORATION


                         By:   /s/ Sidney D. Rosenblatt
                              ---------------------------
                         Name: Sidney D. Rosenblatt
                         Title: Chief Financial Officer

                             FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: Universal Display Corporation

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of Universal Display Corporation, a Pennsylvania corporation (the "Company"), evidenced by Warrant No. C-2 issued by the Company to the undersigned (the "Warrant"). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

         1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as (check one):

                          ____________  "Cash Exercise" under Section 10(a)

                          ____________  "Cashless Exercise" under Section 10(b)

         2. Payment of Exercise Price. If the holder has elected a Cash Exercise, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the remaining shares of Common Stock be issued in the name of and delivered to (please print name and address):

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________


Dated:   _______________, ____        Name of Holder:

                                      (Print)___________________________________

                                      By:_______________________________________
                                      Name:_____________________________________
                                      Title:____________________________________

                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                               FORM OF ASSIGNMENT

           [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Universal Display Corporation to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Universal Display Corporation with full power of substitution in the premises.

Dated:   _______________, ____


                                         _______________________________________
                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant)


                                         _______________________________________
                                         Address of Transferee

                                         _______________________________________

                                         _______________________________________



In the presence of:


___________________________